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                                                                    Exhibit 16.2

[CRISP HUGHES EVANS LLP LETTERHEAD]
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS



March 4, 2004



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549


Commissioners:

We have read Item 4 included in the Form 8-K dated March 4, 2004 Nicholas Financial, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

/s/ Crisp Hughes Evans LLP
--------------------------

Crisp Hughes Evans LLP



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